SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                November 8, 2007
                         -------------------------------
                         Date of Earliest Reported Event

                              AMEN Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    000-22847
                            ------------------------
                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 2300
                              Midland, Texas 79701
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       NA
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[__] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Amen Properties, Inc. (NASDAQ Stock Symbol:AMEN - the "Company") has entered into a Purchase and Sale Agreement dated November 8, 2007 with Bank of New York Trust Company, N. A., the trustee of Santa Fe Energy Trust (NYSE Symbol:SFF - the "Trust") to purchase all of the Net Profits Royalties owned by the Trust. The assets to be sold consist of the Trust's interests in certain royalty interests and working interests in oil and gas properties located in a number of different states. The Company made an earnest money deposit to the Trust of approximately $7.5 million in connection with the execution of the Agreement, which will be applied to the purchase price at closing or returned to the Company upon termination of the Agreement except for termination resulting from a breach of the Agreement by the Company, litigation enjoining the transaction or lack of any required governmental consents. The Trust Purchase and Sale Agreement provides for a total purchase price of $50.4 million, subject to certain adjustments and customary closing conditions. Specifically, the Agreement provides for upward and downward adjustments to the purchase price for a number of factors including title issues, environmental issues, adjustments to estimated reserves and changes in the market price of West Texas Intermediate Crude Oil. The Agreement also provides that the parties can terminate the Agreement upon the occurrence of certain events customary for transactions of this type, including without limitation the right of the Trust to terminate the transaction if the amount of the environmental defects asserted exceeds 20% of the purchase price, and the right of either party to terminate if the total adjustment to the purchase price related to changes in estimated reserves is in excess of $4 million. The parties intend to consummate the transaction on or about December 17, 2007 with an effective date of October 1, 2007.

The Company owns 139,500 units of the Trust and is part of an affiliated ownership group, which includes certain of the Company's officers and directors, that owns 701,393 units of the Trust, approximately 11% of the outstanding units. The Company will continue to receive regular distributions from the Trust until its liquidation on or before February 15, 2008.

Additionally, the Company has entered into a Purchase and Sale Agreement dated November 8, 2007 with Devon Energy Production Company, L. P. ("Devon") to acquire Devon's working and royalty interests in the properties that are subject to the Net Profits Royalties owned by the Trust. The Devon Purchase and Sale Agreement provides for a total purchase price of $5.6 million, subject to certain adjustments and customary closing conditions. Specifically, the Agreement provides for upward and downward adjustments to the purchase price for a number of factors including title issues, environmental issues, and adjustments to estimated reserves. The parties intend to consummate the transaction contemporaneously with the Trust transaction on or about December 17, 2007.

The description herein of the material terms of the Purchase Agreements is qualified in its entirety by reference to the Purchase Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

On November 8, 2007, Amen Properties issued a press release regarding the Purchase and Sale Agreements described above, a copy of which is furnished herewith and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.


                                              Title                                            Exhibit No.
                                              -----                                            -----------

                 Purchase  Agreement  between Amen  Properties,  Inc. and Bank of                  10.1
                 New York Trust  Company,  N. A., the  trustee of Santa Fe Energy
                 Trust, dated as of November 8, 2007

                 Purchase  Agreement  between  Amen  Properties,  Inc.  and Devon                  10.2
                 Energy Production Company, L. P. dated as of November 8, 2007

                 Amen Properties Press Release dated November 8, 2007                              99.1



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                AMEN PROPERTIES, INC.
                                                (Registrant)


                                                By:      /s/ Jon Morgan
                                                   -----------------------------
Date:    November 8, 2007                                Jon Morgan
                                                         Chief Executive Officer